UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2005
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50425 (Commission File Number)	77-0436313 (I.R.S. Employer Identification No.)
525 Penobscot Drive
Redwood City, California 94063
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 482-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Genitope Corporation announced today that its independent Data Safety Monitoring Board (DSMB) reviewed the first planned interim analysis of data for efficacy in its pivotal Phase 3 clinical trial for treatment of follicular Non-Hodgkin’s Lymphoma (fNHL) and recommended the trial continue as planned. The trial compares patients treated with MyVax® Personalized Immunotherapy to patients treated with a nonspecific immunotherapy control. While the company had previously disclosed that it anticipated that the earliest it could realize product revenue is late in 2006, the company is not currently providing any guidance as to the earliest date that it could realize any product revenue at least until the next interim analysis of data, which is scheduled to occur in mid-2006, occurs and the primary endpoint of the trial is reached.
     A press release announcing the outcome of the DSMB meeting is attached as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release entitled “Data Safety Monitoring Board Recommends Continuation of MyVax® Personalized Immunotherapy Pivotal Phase 3 Trial for Treatment of Follicular Non-Hodgkin’s Lymphoma,” dated July 25, 2005.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation
Dated: July 25, 2005	By:	/s/John Vuko
John Vuko
Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press Release entitled “Data Safety Monitoring Board Recommends Continuation of MyVax® Personalized Immunotherapy Pivotal Phase 3 Trial for Treatment of Follicular Non-Hodgkin’s Lymphoma,” dated July 25, 2005.